EXHIBIT 21

ADOBE SYSTEMS INCORPORATED
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
The Americas:
Adobe International LLC	Delaware
Adobe Macromedia Software LLC	Delaware
Adobe Systems Brasil Limitada	Brazil
Allaire Corporation	Delaware
Fotiva, Inc.	Delaware
Accelio Corporation	Delaware
Adobe Systems Canada Inc.	Canada
Middlesoft, Inc.	California
Q-Link Technologies, Inc.	Delaware
Serious Magic, Inc.	California
Europe:
Accelio France SA	France
Adobe Systems Benelux BV	The Netherlands
Adobe Systems Danmark ApS	Denmark
Adobe Systems Direct Ltd.	Scotland
Adobe Systems Engineering GmbH	Federal Republic of Germany
Adobe Systems Europe Ltd.	Scotland
Adobe Systems France SAS	France
Adobe Systems GmbH	Federal Republic of Germany
Adobe Systems (Schweiz) GmbH	Federal Republic of Switzerland
Adobe Systems Iberica SL	Spain
Adobe Systems Italia SRL	Italy
Adobe Systems Nordic AB	Sweden
Adobe Systems Norge AS	Norway
Adobe Systems Romania SRL	Romania
Adobe Systems s.r.o.	Czech Republic
Adobe Software Trading Company Limited	Ireland
Adobe Systems Software Ireland Limited	Ireland
Frame Technology International Limited	Ireland
Iteration::Two Limited	United Kingdom
Macromedia AB	Sweden
Macromedia Europe Limited	United Kingdom
Macromedia GmbH	Switzerland
Macromedia Ireland Limited	Ireland
Macromedia Oy	Finland
Macromedia Software Ireland Limited	Ireland
Mobile Innovation Ltd.	United Kingdom
Okyz SAS	France
Asia:
Adobe Systems Company Ltd.	Japan
Adobe Systems Hong Kong Limited	Hong Kong
Adobe Systems India Pvt. Ltd.	India
Adobe Software India Private Limited	India
Adobe Systems Korea Ltd.	Korea
Adobe Systems Pte. Ltd.	Singapore
Adobe Systems Pty. Ltd.	Australia
Adobe Systems Software (Beijing) Co. Ltd.	China
Macromedia Asia Pacific Pty. Ltd.	Australia
Macromedia South Asia Pte. Ltd.	Singapore

All subsidiaries of the registrant are wholly owned, directly or indirectly by Adobe, and do business under their legal names (although Adobe Systems Benelux BV and Adobe Systems Software Ireland Limited also do business as Adobe Direct).